Greg Lamb, CPA
                                  2501 Millikin
                               Arlington, TX 76012
                                 (817) 271-3352
                               FAX (817) 460-5262
                               g.lamb@comcast.net


          CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANT

We consent to the inclusion in this Form SB-2 of Amstar International, Inc. of our report dated October 14, 2005, on our audit of the consolidated financial statements of Amstar International, Inc, as of September 30, 2004 and for the year then ended.

                                                              Greg Lamb
                                                              Greg Lamb, CPA
                                                              October 14, 2005